Filed pursuant to Rule 424(b)(5)
Registration No. 333-262547

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated April 1, 2024

Preliminary Prospectus Supplement

(To Prospectus dated February 4, 2022)

$

Adobe Inc.

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

Adobe Inc. (“Adobe”) is offering $ aggregate principal amount of   % Notes due 20  (the “20  Notes”), $   aggregate principal amount of   % Notes due 20  (the “20  Notes”) and $   aggregate principal amount of   % Notes due 20  (the “20  Notes” and, collectively with the 20  Notes and the 20  Notes, the “notes”).

The 20  Notes will bear interest at the rate of   % per year. The 20  Notes will bear interest at the rate of   % per year. The 20  Notes will bear interest at the rate of   % per year. We will pay interest on the notes semi-annually in arrears on and of each year, beginning on  , 2024.

The 20 Notes will mature on   , 20 . The 20  Notes will mature on   , 20. The 20  Notes will mature on   , 20 .

We may redeem some or all of the notes, at any time or from time to time, at the applicable redemption prices described under the heading “Description of the Notes—Optional Redemption” in this prospectus supplement.

The notes will be equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding, including our existing notes, commercial paper program and our credit facility. The notes will be structurally junior to any indebtedness of our subsidiaries because the notes will not be guaranteed by any of our subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, Part I, Item 1A, “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 1, 2023, filed with the Securities and Exchange Commission (“SEC”) on January 17, 2024 (“Annual Report on Form 10-K”) and Part II, Item 1A, “Risk Factors” beginning on page 37 of our Quarterly Report on Form 10-Q for the quarter ended March 1, 2024 (“Quarterly Report on Form 10-Q”), filed with the SEC on March 27, 2024, both of which are incorporated by reference in this prospectus supplement, for a discussion of certain risks that should be considered in connection with an investment in the notes. You should also consider the risk factors described in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)		Underwriting discounts and commissions		Proceeds to us, before expenses(1)
	Per Note	Total	Per Note	Total	Per Note	Total
20 Notes	%	$	%	$	%	$
20 Notes	%	$	%	$	%	$
20 Notes	%	$	%	$	%	$

(1)	Plus accrued interest, if any, from , 2024. The underwriters have agreed to reimburse us for certain of our expenses. See “Underwriting.”

Interest on the notes will accrue from  , 2024. The notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A., on or about  , 2024, which will be the third business day after the date of this prospectus supplement.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	SOCIETE GENERALE	US Bancorp	Wells Fargo Securities

   , 2024

Prospectus Supplement

Prospectus

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we prepare or authorize, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, or, in each case, any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement include forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or include the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” or other similar expressions, as well as statements regarding our focus for the future. Forward-looking statements include statements regarding the intended use of proceeds from this offering. Each of the forward-looking statements we make in this prospectus supplement involves risks, uncertainties and assumptions based on information available to us as of the date of this prospectus supplement. Such risks and uncertainties, many of which relate to matters beyond our control, could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” of this prospectus supplement, Part I, Item 1A, “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K and Part II, Item 1A, “Risk Factors” beginning on page 37 of our Quarterly Report on Form 10-Q incorporated by reference in this prospectus supplement, and as may be updated in filings we make from time to time with the SEC. You should understand that the following important factors, in addition to those discussed in the incorporated documents, could affect our future results, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure to innovate effectively and meet customer needs;

•	issues relating to development and use of artificial intelligence;

•	failure to realize the anticipated benefits of investments or acquisitions;

•	failure to compete effectively;

•	damage to our reputation or brands;

•	service interruptions or failures in information technology systems by us or third parties;

•	security incidents;

•	failure to effectively develop, manage and maintain critical third-party business relationships;

•	risks associated with being a multinational corporation and adverse macroeconomic conditions;

•	failure to recruit and retain key personnel;

•	complex sales cycles;

•	changes in, and compliance with, global laws and regulations, including those related to information security and privacy;

•	failure to protect our intellectual property;

•	litigation, regulatory inquiries and intellectual property infringement claims;

•	changes in tax regulations;

•	complex government procurement processes;

•	risks related to fluctuations in or the timing of revenue recognition from our subscription offerings;

•	fluctuations in foreign currency exchange rates;

•	impairment charges;

•	our existing and future debt obligations;

•	catastrophic events; and

•	fluctuations in our stock price.

S-ii

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are each part of an automatic shelf registration statement on Form S-3 that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may from time to time offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus dated February 4, 2022. The accompanying prospectus contains a description of our securities and gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information contained in this prospectus supplement.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, or any earlier date as of which that information is given, even though this prospectus supplement and the accompanying prospectus is delivered or the notes offered hereby are sold on a later date. Information that we file with the SEC subsequent to the date on the cover of this prospectus supplement, and prior to the completion of the offering of the notes, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any notes and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We expect to deliver the notes against payment for the notes on the third business day following the pricing of the notes (“T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+3, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Adobe,” “we,” “us” and “our” or similar terms are to Adobe Inc. and its consolidated subsidiaries.

S-iv

SUMMARY

The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement that are described under “Incorporation of Certain Documents by Reference.” You should also read “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 1, 2023 and Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 1, 2024 for more information about important risks that you should consider before making an investment in the notes.

Adobe Inc.

Adobe is a global technology company with a mission to change the world through personalized digital experiences. For over four decades, Adobe’s innovations have transformed how individuals, teams, businesses, enterprises, institutions, and governments engage and interact across all types of media. Our products, services and solutions are used around the world to imagine, create, manage, deliver, measure, optimize and engage with content across surfaces and fuel digital experiences. We have a diverse user base that includes consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises. We are also empowering creators by putting the power of artificial intelligence in their hands, and doing so in ways we believe are responsible. Our products and services help unleash creativity, accelerate document productivity and power businesses in a digital world. We have operations in the Americas; Europe, Middle East and Africa; and Asia-Pacific.

Our executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000 and our website is www.adobe.com. Any references in this prospectus supplement and the accompanying prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference in this prospectus supplement or the accompanying prospectus) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with your investment decision to purchase the notes.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, references to “Adobe” refer only to Adobe Inc. and not to any of its subsidiaries.

Issuer	Adobe Inc.

Securities Offered	$ aggregate principal amount of the 20 Notes.

$ aggregate principal amount of the 20 Notes.

$ aggregate principal amount of the 20 Notes.

Maturity Dates	, 20 for the 20 Notes.

, 20 for the 20 Notes.

, 20 for the 20 Notes.

Original Issue Date	, 2024.

Interest Rates	Fixed rate of % per annum for the 20 Notes.

Fixed rate of % per annum for the 20 Notes.

Fixed rate of % per annum for the 20 Notes.

Interest Payment Dates	Interest on the notes will be paid semi-annually in arrears on each and , beginning on , 2024.

Priority	The notes will be the senior unsecured obligations of Adobe and will be equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness from time to time outstanding, including its existing notes, commercial paper program and credit facility. As of March 1, 2024, we had approximately $13.29 billion of total liabilities on a consolidated basis, including $3.64 billion of senior indebtedness outstanding. All existing and future liabilities (including deferred revenue, accrued expenses and trade payables) of subsidiaries of Adobe will be structurally senior to the notes. As of March 29, 2024, we had $1.5 billion of unused borrowing availability under our revolving credit facility and no outstanding borrowings under our $3.0 billion commercial paper program.

Form and Denomination

The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” notes in definitive form will not be issued or exchanged for interests in global securities.

Governing Law	New York.

Use of Proceeds	We estimate that the net proceeds from this offering after deducting the underwriters’ discount and estimated offering expenses payable by us, will be approximately $ billion. We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of debt, stock repurchases, capital expenditures and acquisitions. See “Use of Proceeds” for more information.

Further Issuances	Adobe may, without the consent of the holders, issue additional notes in the future on the same terms and conditions as any series of notes offered by this prospectus supplement (except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes, and provided that the additional notes are fungible with the notes of such applicable series offered by this prospectus supplement for U.S. federal income tax purposes), so that such additional notes will be treated as a single series with, and increase the principal amount of, the outstanding notes of such applicable series offered by this prospectus supplement. Adobe also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered by this prospectus supplement.

Sinking Fund	None.

Optional Redemption	Prior to (i) with respect to the 20 Notes, , 20 ( months prior to the maturity date of such notes) (the “ Par Call Date”), (ii) with respect to the 20 Notes, , 20 ( months prior to the maturity date of such notes) (the “ Par Call Date”), and (iii) with respect to the 20 Notes, , 20 ( months prior to the maturity date of such notes) (the “ Par Call Date” and, together with the Par Call Date and the Par Call Date, each a “Par Call Date”), we may redeem the applicable series of notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series being redeemed discounted to the redemption date (assuming the notes of such series being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as

defined herein), plus  basis points in the case of the    20  Notes, plus  basis points in the case of the   20  Notes and plus  basis points in the case of the   20  Notes, less (b) interest accrued to, but not including, the date of redemption; and

•	100% of the principal amount of the notes of such series being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of the Notes—Optional Redemption” for more information.

Trading	Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in each series of the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by the underwriters.

Trustee, Registrar and Paying Agent	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, registrar and paying agent.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See “Risk Factors” beginning on page S-5 of this prospectus supplement, Part I, Item 1A, “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K and Part II, Item 1A, “Risk Factors” beginning on page 37 of our Quarterly Report on Form 10-Q, both of which are incorporated in this prospectus supplement by reference. In particular, you should evaluate the information set forth under “Cautionary Note on Forward-Looking Statements” and “Risk Factors” before deciding whether to invest in the notes.

RISK FACTORS

An investment in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 1, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 1, 2024, as applicable, any free writing prospectus that we may authorize to be delivered or made available to you, and the documents incorporated by reference herein and therein when evaluating an investment in the notes. In this section, references to “Adobe,” “us,” “we,” or “our” refer only to Adobe Inc. and not to any of its subsidiaries.

The notes are the unsecured obligations of Adobe and not obligations of its subsidiaries and will be structurally subordinated to the claims of its subsidiaries’ creditors. Structural subordination increases the risk that Adobe will be unable to meet its obligations on the notes when they mature.

The notes are exclusively the obligations of Adobe and are not obligations of its subsidiaries. A substantial portion of Adobe’s operations are conducted through its subsidiaries. As a result, Adobe’s cash flow and ability to service its debt, including the notes, depend upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries.

Adobe’s subsidiaries are separate and distinct legal entities. Its subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide Adobe with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Adobe by its subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of March 1, 2024, Adobe had approximately $13.29 billion of total liabilities on a consolidated basis.

Adobe’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors, and other liabilities of that subsidiary, including deferred revenue and accrued expenses. In addition, even if Adobe were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Adobe.

The notes will be subject to the prior claims of any future secured creditors.

The notes are unsecured obligations and, as a result, will be effectively subordinated to any secured indebtedness that Adobe may incur. As of March 1, 2024, neither Adobe nor any of its subsidiaries had any secured indebtedness, However, the indenture and related documents governing the notes do not limit the amount of additional debt that Adobe or its subsidiaries may incur and permit Adobe and its subsidiaries to incur secured debt without restriction. If Adobe incurs secured debt, its assets securing any such indebtedness will be subject to prior claims by its secured creditors. In the event of Adobe’s bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, or upon any acceleration of the notes, Adobe’s assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of Adobe’s other unsecured and unsubordinated creditors, including trade creditors, holders of other series of its notes, and lenders under its credit facility. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.

The indenture and related documents that will govern the notes do not contain financial covenants and provide only limited restrictions on Adobe’s ability to engage in significant corporate events and other activities, which could adversely impact your investment in the notes.

Adobe’s indenture and related documents governing the notes do not:

•

require Adobe or its subsidiaries to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow, or liquidity and, accordingly, does not protect holders of the notes in the event that there are significant adverse changes in Adobe’s or its subsidiaries’ financial condition or results of operations;

•

restrict Adobe’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other liabilities that would be senior to Adobe’s equity interests in its subsidiaries and therefore would be structurally senior to the notes;

•

limit Adobe’s or its subsidiaries’ ability to incur secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing the indebtedness, or to engage in sale and leaseback transactions;

•	limit Adobe’s or its subsidiaries’ ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict Adobe’s or its subsidiaries’ ability to repurchase or prepay other securities or other indebtedness;

•	restrict Adobe’s or its subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of common stock or other securities that are junior to the notes;

•	restrict Adobe’s or its subsidiaries’ ability to enter into highly leveraged transactions; or

•	require Adobe to repurchase the notes in the event of a change in control.

The indenture and related documents governing Adobe’s 1.90% senior unsecured notes due 2025, 3.25% senior unsecured notes due 2025, 2.15% senior unsecured notes due 2027 and 2.30% senior unsecured notes due 2030 (collectively, the “existing notes”) contain certain covenants that restrict Adobe’s and its subsidiaries’ ability to incur liens and engage in sale and lease-back transactions and that require Adobe to repurchase the existing notes in the event of certain change of control transactions. If Adobe fails to comply with such covenants, Adobe could be in default under the terms of the indenture and related documents governing the existing notes. In the event of such default, the holders of the existing notes could elect to declare the principal amount of the existing notes, together with any accrued and unpaid interest, immediately due and payable pursuant to the terms of the indenture and related documents governing the existing notes.

If the events described above were to occur, holders of the notes offered hereby will not have a similar right to accelerate payment on the notes, will not have the same protections as holders of the existing notes, and Adobe may not have sufficient funds to fulfill its payment obligations under the notes as they become due.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture, related documents and the notes do not restrict Adobe’s or its subsidiaries’ ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, including highly leveraged transactions, that could have an adverse impact on your investment in the notes.

Increased leverage may harm the financial condition and results of operations of Adobe.

As of March 1, 2024, Adobe had $3.64 billion of total indebtedness, all of which was unsecured and unsubordinated. As of March 29, 2024, Adobe had $1.5 billion of unused borrowing availability under its revolving credit facility and no outstanding borrowings under its $3.0 billion commercial paper program.

Adobe and its subsidiaries may incur additional indebtedness in the future, and the notes do not restrict future incurrence of indebtedness. Any increase in its level of indebtedness will have several important effects on Adobe’s future operations, including, without limitation:

•	Adobe will have additional cash requirements in order to support the payment of interest on its outstanding indebtedness;

•	increases in its outstanding indebtedness and leverage will increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of its outstanding debt, its ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Adobe’s ability to make payments of principal and interest on its indebtedness depends upon its future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting its consolidated operations, many of which are beyond its control. If Adobe is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of its indebtedness, including the notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable Adobe to service its debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

An active trading market for any series of the notes may not develop.

There is currently no public market for any series of the notes, and Adobe does not currently plan to list any series of the notes on any national securities exchange. In addition, the liquidity of any trading market in any series of the notes and the market prices quoted for such notes may be adversely affected by changes in the overall market for such notes, prevailing interest rates, ratings assigned to such notes, time remaining to the maturity of such notes, outstanding amount of such notes, the market for similar securities, prospects for other companies in our industry and changes in Adobe’s consolidated financial condition, results of operations or prospects. A liquid trading market in any series of the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of such notes.

Redemption prior to maturity may adversely affect your return on the notes.

Since the notes are redeemable at Adobe’s option, Adobe may choose to redeem one or more series of your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate or rates as high as the interest rate or rates on your notes being redeemed.

Ratings of the notes may change and affect the market prices and marketability of the notes.

The credit ratings that have been assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Adobe cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against Adobe or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.

8

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $   after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include repayment of debt, stock repurchases, capital expenditures and acquisitions.

CAPITALIZATION

The following table sets forth a summary of our consolidated cash, cash equivalents and capitalization on an actual and as adjusted basis as of March 1, 2024. Our consolidated capitalization, as adjusted, gives effect to the issuance of the notes offered by this prospectus supplement and the application of the estimated net proceeds as described in “Use of Proceeds” as if the offering had occurred on March 1, 2024.

	As of March 1, 2024
(in millions except par value)	Actual (unaudited)	As adjusted (unaudited)
Cash and cash equivalents	$6,254	$

Long-term debt:(1)(2)
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
2.15% Senior Notes due 2027	850		850
2.30% Senior Notes due 2030	1,300		1,300
Commercial Paper Notes	—		—
Revolving Credit Facility	—		—
Current debt: (1)
1.90% Senior Notes due 2025	500		500
3.25% Senior Notes due 2025	1,000		1,000

Total debt	$3,650	$
Stockholders’ equity:
Preferred stock, $0.0001 par value; 2 shares authorized; none issued	—		—
Common stock, $0.0001 par value; 900 shares authorized; 601 shares issued; 453 shares outstanding	—		—
Additional paid-in capital	12,037		12,037
Retained earnings	33,809		33,809
Accumulated other comprehensive income (loss)	(277)		(277)
Treasury stock, at cost (148 shares)	(30,109)		(30,109)

Total stockholders’ equity	$15,460		$15,460

Total debt and stockholders’ equity(1)	$19,110	$

(1)	Amounts reflect the principal amount of debt.
(2)	As of March 29, 2024, we had $1.5 billion of unused borrowing availability under our revolving credit facility and no outstanding borrowings under our $3.0 billion commercial paper program.

DESCRIPTION OF THE NOTES

The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture, which is incorporated by reference herein. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” beginning on page 5 of the accompanying prospectus. In this section, references to “Adobe,” “us,” “we,” or “our” refer only to Adobe Inc. and not to any of its subsidiaries.

General

The 20  Notes, the 20  Notes and the 20  Notes (each as defined below), which we refer to collectively as the “notes,” will constitute separate series of securities and will be issued only in book-entry form, in denominations of $2,000 and multiples of $1,000 thereafter.

The notes will be issued under an indenture, dated as of January 25, 2010, by and between Adobe (formerly Adobe Systems Incorporated) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as may be further supplemented from time to time (the “indenture”). Computershare Trust Company, N.A. is the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Adobe will be the sole obligor on the notes.

Ranking

The indenture does not limit the ability of Adobe to incur additional indebtedness. The notes will be the unsecured and unsubordinated obligations of Adobe and will be pari passu with its other unsecured and unsubordinated indebtedness, including its existing notes and credit facility. The notes will be structurally subordinated to all indebtedness and liabilities (including deferred revenue, accrued expenses and trade payables) of Adobe’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any. As of March 1, 2024, Adobe had approximately $3.64 billion of total indebtedness, all of which was senior and unsubordinated. As of March 1, 2024, including the $3.64 billion of indebtedness, Adobe had approximately $13.29 billion of total liabilities on a consolidated basis. As of March 29, 2024, Adobe had $1.5 billion of unused borrowing availability under its revolving credit facility and no outstanding borrowings under its $3.0 billion commercial paper program.

On an as-adjusted basis after giving effect to this offering and the application of the net proceeds thereof, as more fully described in “Use of Proceeds” in this prospectus supplement, as of March 1, 2024:

•	we would have had approximately $ billion of total indebtedness (including the notes), all of which would constitute senior and unsubordinated indebtedness;

•	including the $ billion of indebtedness, we would have had approximately $ billion of total liabilities on a consolidated basis; and

•	Adobe would not have had any secured indebtedness to which the notes would have been effectively subordinated.

Interest and Maturity

The    % Notes due 20  (the “20  Notes”) will mature on   , 20  , the    % Notes due 20  (the “20  Notes”) will mature on   , 20  and the    % Notes due 20   (the “20  Notes” and, together with the 20  Notes and the 20  Notes, the “notes”) will mature on   , 20  .

The 20  Notes will bear interest at   % per annum, the 20  Notes will bear interest at   % per annum and the 20  Notes will bear interest at   % per annum.

Interest on the notes will be payable semi-annually in arrears on   and   , commencing on   , 2024 to the persons in whose names the notes are registered at the close of business on the preceding    or   , as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. The term “business day” means, with respect to any of the notes, a day that in the Borough of Manhattan, City of New York is not a day on which banking institutions are authorized by law or regulation to close.

Issuance of Additional Notes

Adobe may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that the additional notes are fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes. The additional notes will have the same CUSIP number as the applicable existing series of notes. Under the indenture, the notes and any additional notes that Adobe may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

Adobe also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.

Optional Redemption

Prior to the applicable Par Call Date (as defined below), Adobe may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus    basis points in the case of the 20    Notes, plus    basis points in the case of the 20    Notes and plus    basis points in the case of the 20    Notes, less (b) interest accrued to, but not including, the date of redemption; and

(ii)	100% of the principal amount of the notes being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, the redemption date.

On or after the applicable Par Call Date, Adobe may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Par Call Date” means (i) with respect to the 20  Notes,   , 20  (  months prior to the maturity date of such notes), (ii) with respect to the 20  Notes,   , 20  (  months prior to the maturity date of such notes) and (iii) with respect to the 20  Notes,   , 20  (  months prior to the maturity date of such notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by Adobe in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Adobe after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Adobe shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Adobe shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Adobe shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Adobe shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Adobe’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Any notice of redemption may, at Adobe’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, Adobe may, in its discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Subject to the satisfaction of any conditions precedent provided in the notice of redemption, unless Adobe defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants

The notes will not be subject to any financial covenants restricting Adobe’s or its subsidiaries’ ability to incur liens or engage in sale and lease-back transactions. The officer’s certificate or supplemental indenture governing the notes will amend the base indenture (solely with respect to these notes) such that the covenants contained in the indenture restricting Adobe’s and its subsidiaries’ ability to incur liens and engage in sale and lease-back transactions, as described under “Description of Debt Securities—Covenants—Limitation on Liens” and “Description of Debt Securities—Covenants—Limitation on Sale and Lease-Back Transactions” in the accompanying prospectus, will not apply with respect to these notes.

Events of Default

An “Event of Default” under each series of notes means the occurrence of one or more of the following events:

(1)	default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal or premium, if any, on the notes of the applicable series when due;

(3)

default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture or indenture governing the applicable series of notes (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and a responsible officer of the trustee receive notice from the holders of at least 25% in aggregate principal amount of the notes of the applicable series affected that is then outstanding (all such series voting together as a single class); or

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to a series of debt securities, when:

•	either:

•	all the debt securities of such series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of such series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on such series of debt securities to pay principal, interest and any premium (a “discharge”);

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series have been complied with.

We also may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series by “legal defeasance”, or, we may elect to have our obligations released with respect to certain covenants in the indenture by “covenant defeasance”, each as further described under “—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus.

No Sinking Fund

The notes will not be entitled to any sinking fund.

Book-Entry; Delivery and Form; Global Note

The notes sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Adobe will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Adobe. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Adobe, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Adobe expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although Adobe expects that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Adobe nor the trustee, in any of its capacities, will have any responsibility for the performance, or for any omission, by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Adobe within 90 days, Adobe will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Adobe may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange of a note in definitive form for a global note, the depositary shall provide to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may conclusively rely on information provided to it in writing by the depositary and shall have no responsibility to verify or ensure the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations.

Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Adobe believes to be reliable, but Adobe takes no responsibility for its accuracy or completeness. Adobe assumes no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC. Any notice, direction, request or demand by Adobe or any holder to or upon the trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made, in writing, at the applicable corporate trust office of the trustee.

Concerning Our Relationship with the Trustee

Computershare Trust Company, N.A. is the trustee, paying agent, and registrar for any and all securities issued under the indenture (as successor to Wells Fargo Bank, National Association). The trustee, in each of its capacities, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, accuracy or completeness of such information. Each of the trustee, paying agent, and registrar will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability, and protections, as more fully set forth in the indenture.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes by non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities who elect to apply a mark-to-market method of tax accounting, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the Code, U.S. expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. In addition, this discussion does not address the considerations of any minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, a “non-U.S. holder” means any beneficial owner of a note (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is, or is treated as, a citizen or individual resident of the U.S., a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.

We expect, and this summary assumes, that the notes will be issued at par or with less than de minimis original issue discount.

Interest. Payments of interest on the notes made to a non-U.S. holder will generally not be subject to U.S. federal withholding tax provided that (i) such non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and (B) is not a controlled foreign corporation that is related to us (within the meaning of section 864(d)(4) of the Code) and (ii) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading “Owner’s Statement Requirement.” Subject to the discussion below of effectively connected income, a non-U.S. holder that does not meet the above criteria will be subject to U.S. federal withholding tax on payments of interest at a flat rate of 30%, unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and the non-U.S. holder is a qualified resident of the treaty country and complies with certain certification requirements.

If interest on the notes is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder, and, if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder, the non-U.S. holder, although exempt from U.S. federal withholding tax provided certain certification requirements are met, will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a United States person. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. These holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of the ownership and disposition of the notes, as well as the application of state, local and non-U.S. income and other tax laws.

Owner’s Statement Requirement. In order to avoid withholding tax on interest on a note under section 871(h) or 881(c) of the Code, either the non-U.S. holder of the note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and that holds the note on behalf of such holder must timely file a statement with the applicable withholding agent to the effect that the non-U.S. holder is not a United States person within the meaning of the Code. This requirement will be satisfied if the applicable withholding agent timely receives (i) a statement from the non-U.S. holder of the note (an “Owner’s Statement”) in which such holder certifies, under penalties of perjury, that such holder is not a United States person and provides such holder’s name and address and, if applicable, information with respect to tax treaty benefits, on an IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) or (ii) a statement from the Financial Institution holding the note on behalf of the non-U.S. holder in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner’s Statement, together with a copy of the Owner’s Statement, and in either case, the applicable withholding agent does not have actual knowledge or reason to know that any of the information, certifications or statements in such Owner’s Statement are incorrect. The non-U.S. holder must inform the applicable withholding agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner’s Statement.

Disposition. A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note, unless (i) the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States), in which case such gain will be taxed on a net income basis (and may be subject to branch profits tax) in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described above; or (ii) in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30% (or, if applicable, a lower treaty rate), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S. source capital losses recognized during such taxable year.

Foreign Account Tax Compliance Act. Withholding at a rate of 30% generally will be required in certain circumstances on interest paid on notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, interest paid on notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Company will in turn provide to the U.S. Department of the Treasury. We will not pay any additional amounts in respect of any amounts withheld.

Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, SG Americas Securities, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of notes set forth opposite the underwriter’s name in the following table:

	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
BofA Securities, Inc.	$	$	$
J.P. Morgan Securities LLC
SG Americas Securities, LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect to deliver the notes on or about    , 2024, which will be the third business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

Discounts

The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed   % of the principal amount of the 20  Notes,   % of the principal amount of the 20  Notes and   % of the principal amount of the 20  Notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed   % of the principal amount of the 20   Notes,    % of the principal amount of the 20  Notes and   % of the principal amount of the 20  Notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Adobe
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$

We estimate that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately $ million. The underwriters have agreed to reimburse us for a portion of the expenses incurred in connection with this offering.

New Issues of Notes

There is currently no public trading market for the notes. We have not applied and do not intend to apply to list the notes on any securities exchange. The underwriters have advised us that they intend to make markets in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If active trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from the initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Adobe has agreed with the underwriters, subject to certain exceptions, not to, except with the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC, SG Americas Securities, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by Adobe having a tenor of more than one year during the period from the date of this prospectus supplement continuing through the settlement date of the notes.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•

Short sales involve secondary market sales by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. In addition, neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that transactions described above may have on the prices of the notes.

Other Relationships

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and reimbursement of expenses. Specifically, certain underwriters and affiliates of the underwriters serve various roles in Adobe’s revolving credit facility: Bank of America, N.A., an affiliate of BofA Securities, Inc., serves as administrative agent and lender, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Société Générale S.A., an affiliate of SG Americas Securities, LLC, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serve as co-syndication agents, lenders, joint lead arrangers and joint bookrunners, BofA Securities, Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as co-syndication agent and lender. Additionally, certain underwriters and affiliates of the underwriters serve as dealers under Adobe’s commercial paper program: BofA Securities, Inc., JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the underlying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus and any other material in relation to the notes are only being distributed to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes in the UK will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the UK.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

LEGAL MATTERS

The validity of the securities offered in this prospectus supplement and certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Adobe Inc. as of December 1, 2023 and December 2, 2022, and for each of the fiscal years in the three fiscal year period ended December 1, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 1, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like Adobe who file electronically with the SEC.

Copies of any of the above-referenced documents will also be made available, free of charge, by contacting our Investor Relations department, by visiting our website at www.adobe.com, by calling (408) 536-4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to ir@adobe.com. Any references in this prospectus supplement and the accompanying prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference in this prospectus supplement) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with your investment decision to purchase the notes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus supplement information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we later file with the SEC will, subject to the next sentence, automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the notes that are part of this offering have been sold or this offering has been terminated. The documents we have incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 1, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 1, 2024;

•

the portions of the Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of the Stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 1, 2023; and

•	our Current Reports on Form 8-K, filed with the SEC on January 26, 2024 and March 14, 2024 (Item 8.01 only).

Notwithstanding the above, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

ADOBE INC.

The following are types of securities that may be offered and sold by Adobe Inc. or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents, or through underwriters and brokers or dealers. If agents, underwriters, brokers or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any document we incorporate by reference carefully before you invest.

We will describe in a prospectus supplement, which will accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Liquidation amount
• Interest rate	• Listing on a security exchange	• Subsidiary guarantees
• Currency of payments	• Amount payable at maturity	• Sinking fund terms
• Dividends	• Conversion or exchange rights

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “ADBE.” On February 3, 2022, the closing price on the Nasdaq Global Select Market for our common stock was $510.83.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as risks described in other documents that we include or that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022.

You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. Neither we nor any selling security holder has authorized anyone to provide you with different information. Neither we nor any selling security holder is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Unless we have indicated otherwise, references in this prospectus to “Adobe,” “we,” “us,” and “our” refer to Adobe Inc. and not to any of its existing or future subsidiaries.

-i-

ADOBE INC.

Our Business

Founded in 1982, Adobe is one of the largest and most diversified software companies in the world. We offer a line of products and services used by creative professionals, including photographers, video editors, graphic and experience designers and game developers; communicators, including content creators, students, marketers and knowledge workers; businesses of all sizes; and consumers for creating, managing, delivering, measuring, optimizing, engaging and transacting with compelling content and experiences across personal computers, smartphones, other electronic devices and digital media formats.

We market our products and services directly to enterprise customers through our sales force and local field offices. We license our products to end users through app stores and our own website at www.adobe.com. We offer many of our products via a Software-as-a-Service model or a managed services model (both of which are referred to as hosted or cloud-based) as well as through term subscription and pay-per-use models. We also distribute certain products and services through a network of distributors, value-added resellers, systems integrators, independent software vendors, retailers, software developers and original equipment manufacturers. In addition, we license our technology to hardware manufacturers, software developers and service providers for use in their products and solutions. Our products run on desktop and laptop computers, smartphones, tablets, other devices and the web, depending on the product. We have operations in the Americas; Europe, Middle East and Africa; and Asia-Pacific.

Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. Our executive offices and principal facilities are located at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000 and our website is www.adobe.com. Investors can obtain copies of our filings with the Securities and Exchange Commission (“SEC”) from our website free of charge, as well as from the SEC website at www.sec.gov. The information posted to our website is not incorporated into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we and/or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we and/or selling security holders may offer. Each time we and/or selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access the registration statement of which this prospectus is a part, including the exhibits and schedules thereto.

As permitted by the SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all filings made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement of which this prospectus is a part (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) and until the completion of the offering in the relevant prospectus supplement to which this prospectus relates, or the termination of the offering under this prospectus:

(a) Annual Report on Form 10-K for the fiscal year ended December  3, 2021;

(b) Current Reports on Form 8-K filed on December 16, 2021, January 10, 2022,  January  18, 2022, and January 27, 2022; and

(c) The description of our common stock included in our registration statement on Form 8-A filed on November 19, 1986, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (408) 536-4700, by writing to Investor Relations, Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 or by sending an email to adobe@kpcorp.com.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus contains forward-looking statements, including statements regarding product plans, future growth, market opportunities, strategic initiatives, industry positioning, customer acquisition and retention, the amount of annualized recurring revenue, revenue growth and anticipated impacts on our business of the ongoing COVID-19 pandemic and related public health measures. In addition, when used in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus, the words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, incorporated by reference herein. The risks described in this prospectus, any prospectus supplement and documents that are incorporated by reference in this prospectus should be carefully reviewed. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document, except as required by law.

RISK FACTORS

Investing in these securities involves certain risks. Before making a decision to invest in these securities, you should carefully consider the risks described under “Item 1A-Risk Factors” beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended December 3, 2021, which is incorporated by reference herein, and those described in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from our sale of securities under this prospectus and any applicable prospectus supplement or free writing prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling security holders.

DIVIDEND POLICY

We do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (“Restated Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and amendments thereto have been filed with the SEC as Exhibit 3.3 to our Current Report on Form 8-K filed on April 26, 2011 and Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2018, and are incorporated by reference in the registration statement of which this prospectus is a part. The Bylaws have been filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on January 18, 2022, and are incorporated by reference in the registration statement of which this prospectus is a part. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Restated Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see “Where You Can Find More Information” above in this prospectus.

Authorized Capital Stock

Under the Restated Certificate of Incorporation, Adobe’s authorized capital stock consists of 900,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of preferred stock, $0.0001 par value. As of January 28, 2022, there were issued and outstanding 472,347,724 shares of Adobe common stock (excluding shares held in Adobe’s treasury). From time to time, we issue employee restricted stock units, performance shares, stock options and other forms of stock-based compensation.

Common Stock

Adobe Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Our common stock is listed and principally traded on the Nasdaq Global Select Market under the ticker symbol “ADBE.”

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. We have not declared or paid any cash dividends on our common stock since April 2005, and do not anticipate paying any cash dividends in the foreseeable future.

Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Adobe, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

Preemptive Rights. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Preferred Stock

Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

Our Restated Certificate of Incorporation and Bylaws vest the power to call special meetings of stockholders in our chairman of the board, our Chief Executive Officer, our board of directors or stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at the meeting. Stockholders are not permitted under our Restated Certificate of Incorporation or Bylaws to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, (i) any stockholder nomination for the board of directors must be delivered to our Secretary not more than 120 and not less than 90 days prior to the date on which we first released our proxy materials for the prior year’s annual meeting, and (ii) any stockholder proposal other than nominations for the board of directors must be delivered to our Secretary not more than 150 and not less than 120 days prior to the date on which we first released our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee and to provide a statement as to whether such nominee, if elected, intends to comply with our policies and procedures as applicable to the board of directors.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between Adobe and Wells Fargo Bank, National Association, as trustee (the “trustee”), in one or more series established in or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture and applicable board resolution and officer’s certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture does not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

whether the debt securities are issuable under Rule 144A or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuer of the debt securities;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default in the performance, or breach, of any covenant or warranty of ours in respect of the debt securities (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the debt securities of each such series affected that is then outstanding (all such series voting together as a single class);

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any significant subsidiary has occurred;

(5) (a) a failure to make any payment at maturity, including any applicable grace period on any of our Indebtedness in an amount in excess of $100,000,000 and continuance of this failure to pay or (b) a default on any of our Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 30 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the debt securities then outstanding (voting together as a single class); provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; or

(6) any other Event of Default set forth in a board resolution, officer’s certificate or supplemental indenture relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series (each such series voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of each affected series, together with all accrued and unpaid interest and premium, if any. If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of all affected series (voting as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of all such series of the outstanding debt securities affected (voting as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of each series of debt securities affected that is then outstanding (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of each series affected. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. The trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of each series of outstanding debt securities affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without notice to or the consent of any holder of debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of any series;

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•

conform any provision in the indenture or the terms of the debt securities of any series to this “Description of Debt Securities” or the prospectus or other offering materials pursuant to which the debt securities of such series were offered; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting together as a single class), and our future compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

•	impair the right of any holder of the debt securities to receive payment of principal or interest on the debt securities on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	adversely affect the ranking of the debt securities of any series.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is organized and existing under the laws of the United States or any state or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officer’s certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our

Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens existing as of the closing date of the offering of the series of debt securities

(2) Liens granted after closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities

(3) Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing) and

(4) Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien.

Limitation on Sale and Lease-Back Transactions

With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the closing date of the offering of the series of debt securities;

(2) such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3) such transaction involves a lease for less than three years;

(4) we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of “-Limitation on Liens” above; or

(5) we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 270 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed 15% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction.

Existence

Except as permitted under “-Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1) the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under “-Limitation on Liens;” and

(2) our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of the offering of debt securities pursuant to the second paragraph of “-Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1) the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our Stockholders’ Equity and our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1) Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

(5) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(7) Liens in favor of only us or one or more of our Subsidiaries;

(8) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(9) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 162/3% of the annual fixed rentals payable under such lease;

(12) Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business; and

(13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Significant Subsidiary” means any Subsidiary of Adobe which has at least 10% of the total assets of Adobe and its Subsidiaries on a consolidated basis at the end of Adobe’s most recent fiscal year.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of any series issued that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture and will be discharged from our obligations in respect of such debt securities, except for certain obligations, including:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any holder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock, purchase contracts or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Adobe, the trustee, any warrant agent, unit agent or any other agent of Adobe, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a registered global security and will issue securities in definitive form in exchange for such registered global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters; and

•	through brokers or dealers; and

•	through a combination of any of the above methods of sale.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a broker or dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and, if applicable, any selling security holder will sell such securities to the broker or dealer, as principal. The broker or dealer may then resell such securities to the public at varying prices to be determined by such broker or dealer at the time of resale.

Remarketing firms, agents, underwriters, brokers and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent, broker or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of Adobe Inc. as of December 3, 2021 and November 27, 2020, and for each of the fiscal years in the three-year period ended December 3, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 3, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

Adobe Inc.

$    % Notes due 20

$    % Notes due 20

$    % Notes due 20

PROSPECTUS SUPPLEMENT

   , 2024

Joint Book-Running Managers

BofA Securities	J.P. Morgan	SOCIETE GENERALE	US Bancorp	Wells Fargo Securities